SEITEL, INC. 1993 INCENTIVE STOCK OPTION PLAN
                 Statement of Amendments Effective May 12, 1995

     1.   Section II(5) is hereby amended to read as follows:

          Eligible Employee shall mean any person who is employed by the Company or a Subsidiary, including, but not limited to, any employee who is also an officer and director of the Company or a Subsidiary, but not including any director who serves on the Committee.


     2.   The first sentence of Section V is hereby amended to read as follows:

          Subject to adjustment as provided in Section VIII hereof, a total of Seven Hundred Thousand (700,000) shares of Common Stock of the Company (the "Shares") shall be subject to the Plan.


     3. The first sentence of the section headed "Eligibility" under Section VI is hereby amended to read as follows:

          Employees of the Company or a Subsidiary who are in a position to materially contribute to the Company's or such Subsidiary's success shall be eligible for participation under the Plan.


     4. The section headed "Maximum Annual Amount Per Employee" under Section VII is hereby amended by adding the following sentence at the end of such section:

          In no event will any Participant be granted under the Plan in any calendar year Options to purchase more than 100,000 Shares, subject to adjustment as provided in Section VIII hereof.